EXHIBIT 15.1

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Southwest Bancorporation of Texas, Inc.
         Registrations on Form S-8 and Form S-3

     We are aware that our report dated April 30, 1998, on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and Subsidiary as of and for the three months ended March 31, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-8 (File Nos. 333-21619, 333-27891 and 333-33533) and Form S-3 (File No.
333-47995). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                       COOPERS & LYBRAND L.L.P.

Houston, Texas
May 12, 1998